UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 11, 2009

CATAPULT COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	0-24701	77-0086010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
160 SOUTH WHISMAN ROAD
MOUNTAIN VIEW, CA 94041
(Address of principal executive offices, including zip code)
650-960-1025
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 11, 2009, Catapult Communications Corporation, a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ixia, a California corporation (“Ixia”), and Josie Acquisition Company, a Nevada corporation and a wholly-owned subsidiary of Ixia (Merger Subsidiary), pursuant to which, among other things, Merger Subsidiary will commence a tender offer for all the outstanding shares of common stock of the Company and, following the completion of the tender offer, Merger Subsidiary will merge with and into the Company, in each case, subject to the terms and conditions of the Merger Agreement.
Merger Agreement
     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Subsidiary will commence, not later than May 26, 2009, a tender offer (the “Offer”) to acquire all the outstanding shares of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), at a price of $9.25 per share, net to the holders thereof in cash, without interest (such price, or any higher price as may be paid in the Offer in accordance with the Merger Agreement, the “Offer Price”). The Offer will remain open for 20 business days from commencement, subject to possible extension on the terms set forth in the Merger Agreement. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into the Company (the “Merger”) and the Company will become a direct or indirect wholly-owned subsidiary of Ixia (the “Surviving Corporation”) in accordance with the Nevada Revised Statutes. At the effective time of the Merger, each issued and outstanding share of Company Common Stock (“Shares”) (other than Shares owned by the Company, Ixia or their subsidiaries), will be automatically converted into the right to receive an amount in cash, without interest, equal to the Offer Price.
     The Merger Agreement includes customary representations, warranties and covenants of the Company, Ixia and Merger Subsidiary. The Company has agreed to operate its business in the ordinary course until the Offer is consummated. The Company has also agreed not to (i) solicit, initiate or take any action to facilitate or encourage the submission of any acquisition proposal from a third party, (ii) enter into, participate in or continue any discussions or negotiations with, or furnish any information relating to the Company to any third party with respect to an acquisition proposal, (iii) grant any waiver or release under any standstill or similar agreement with respect to any of its equity securities or (iv) enter into any agreement constituting or relating to an acquisition proposal, in each case, subject to certain exceptions set forth in the Merger Agreement. The Merger Agreement also includes customary termination provisions for both the Company and Ixia and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay to Ixia a termination fee of $2,800,000.
     Consummation of the Offer is subject to various conditions, including (1) the valid tender of the number of Shares that would represent at least a majority of all Shares outstanding as of the scheduled expiration of the Offer (calculated on a fully-diluted basis, but excluding any stock options that are not exercisable or have an exercise price greater than the Offer Price), (2) the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (3) and other required regulatory approvals and customary closing conditions. The Offer is not subject to a financing condition.
     Subject to the terms of the Merger Agreement, if Parent and Merger Subsidiary collectively own at least 70% of shares of Company Common Stock outstanding (calculated on a fully diluted basis, but excluding any stock options that are not exercisable or have an exercise price greater than the Offer Price), the Company has granted Merger Subsidiary an option to purchase that number of newly-issued shares of Company Common Stock that is equal to the lowest number of shares that, when added to the number of shares directly or indirectly owned by Ixia or Merger Subsidiary at the time of exercise of the option, shall constitute one share more than the number of shares entitled to cast 90% of all votes entitled to be cast by each group or class of shares entitled to vote as a group or class (the “Top-Up Option”). Merger Subsidiary will pay the Company the Offer Price for each such share acquired upon exercise of the Top-Up Option.

     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.
     The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Ixia or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Support Agreement
     In order to induce Ixia and Purchaser to enter into the Merger Agreement, Richard A. Karp, Chairman of the Board of Directors and Chief Executive Officer of the Company, and Nancy H. Karp, a member of the Board of Directors of the Company, entered into a support agreement (the “Support Agreement”) with Ixia and Merger Subsidiary concurrent with the execution and delivery of the Merger Agreement. Shares held by these stockholders that are eligible to be tendered into the Offer represent, in the aggregate, approximately 37% of Shares outstanding on the date of the Merger Agreement. Subject to the terms and conditions of the Support Agreement, such stockholders agreed, among other things, to tender their Shares in the Offer promptly after commencement of the Offer and, if required, to vote their Shares in favor of adoption of the Merger Agreement.
Additional Information
     The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities pursuant to the tender offer or otherwise. In connection with the tender offer to be commenced by Ixia, the Company will file with the Securities and Exchange Commission (the “SEC”) a Solicitation/Recommendation Statement on Schedule 14D-9. Investors and Company stockholders should read carefully the Solicitation/Recommendation Statement on Schedule 14D-9 (including any amendments or supplements thereto) after it is filed prior to making any decisions with respect to Ixia’s tender offer because it will contain important information. Free copies of the Solicitation/Recommendation Statement on Schedule 14D-9 and the related amendments or supplements thereto that the Company may file with the SEC will be available at the SEC’s website at www.sec.gov or by contacting Catapult’s Investor Relations Department at 1-650-314-1000. This communication does not constitute an offer to sell or invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to Ixia’s tender offer or otherwise.
Safe Harbor for Forward-Looking Statements
     Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report on Form 8-K concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including statements regarding the Offer and the Merger, are forward-looking statements. Factors that could cause actual results to differ materially include the following: the risk of failing to obtain any regulatory approvals or satisfy other conditions to the Offer or the Merger; the risk that the transaction will not close or that the closing will be delayed;

the risk that our respective businesses will suffer due to uncertainty related to the transaction; and the competitive environment in the software industry and competitive responses to the acquisition. Further information on potential factors that could affect our respective businesses and financial results are included in Ixia’s and the Company’s filings with the SEC, which are on file with the SEC. There can be no assurance that the acquisition or any other transaction will be consummated.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 11, 2008, by and among Ixia, Josie Acquisition Company and Catapult Communications Corporation.*

*	Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATAPULT COMMUNICATIONS CORPORATION
By:	/s/ Chris Stephenson
Chris Stephenson
Chief Financial Officer

Date: May 12, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 11, 2008, by and among Ixia, Josie Acquisition Company and Catapult Communications Corporation.*

*	Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.